                                  Exhibit 10.4

                                  November 11, 1999

John Giordano
5 Queen Anne Road
Hopkinton, MA 01748

Dear John:

  This letter is an addendum to your Employment Agreement dated September 9, 1999.

  As an added incentive for you to remain with Peritus during the next two quarters, Peritus agrees to pay you the following additional retention payments.

           Retention Period       Payment Date    Payment Amount
         --------------------   ---------------   --------------
           4th Quarter 1999     January 1, 2000     $70,000.00
           1st Quarter 2000     April 1, 2000       $60,000.00

  The above payments (less applicable withholding taxes) will be paid to you on the dates shown so long as you are employed by Peritus throughout the retention period.

  Any unpaid portion of the above payments will be immediately paid upon
(i) termination of your employment by the Company without cause, or, (ii) the merger, liquidation, consolidation, sale of substantially all of the assets, bankruptcy, reorganization or receivership of the Company.


  Peritus Software Services, Inc.

  By:_________________________      ________________________

  Roland Pampel                     John Giordano
  Member Board of Director's        President and CEO
  Compensation Committee